Exhibit 99.1

FOR IMMEDIATE RELEASE

Dunkin’ Brands Reports Second Quarter 2011 Results

CANTON, Mass. (August 3, 2011)—Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts (DD) and Baskin-Robbins (BR), today reported results for the quarter ended June 25, 2011. “We delivered strong results for the quarter as a result of our continued focus on driving comparable store sales, expanding contiguously in the U.S., and accelerating international growth across both brands,” said Nigel Travis, Chief Executive Officer, Dunkin’ Brands, Inc. and President, Dunkin’ Donuts. “Our emphasis on operational excellence and exciting product innovations, supported by great marketing, produced strong global system-wide sales and comparable store sales growth for Dunkin’ Donuts U.S., while our franchisees and licensees continued to drive new store growth, both domestically and internationally.”

($ in millions)	Quarter 2		Increase (Decrease)
	2011	2010	$/#	%
Revenues	$157.0	$150.4	$6.6	4.4%
Operating Income	61.8	57.9	3.9	6.8%
Net Income	17.2	17.3	(0.2)	(1.0)%
Adjusted Net Income*	24.7	25.6	(0.8)	(3.3)%

System-wide Sales Growth				6.9%
Consolidated US Comparable Store Sales Growth				3.2%
DD Domestic Comparable Store Sales Growth				3.8%
BR Domestic Comparable Store Sales Growth				(2.8)%
DD Global Points of Distribution	9,867	9,524	343	3.6%
BR Global Points of Distribution	6,560	6,309	251	4.0%
(amounts and percentages may not re-calculate due to rounding)

Consolidated Key Highlights

Second quarter 2011 financial highlights included:

•	Global system-wide sales increased approximately 6.9 percent over second quarter 2010.

•	Consolidated U.S. comparable store sales increased 3.2 percent. Dunkin’ Donuts U.S comparable store sales increased 3.8 percent while Baskin-Robbins U.S. comparable store sales decreased 2.8 percent.

•

Dunkin’ Brands’ franchisees and licensees opened 140 net new Dunkin’ Donuts and Baskin-Robbins locations on a global basis during the quarter, and 234 during the first six months of 2011, increasing Dunkin’ Brands total points of distribution to 16,427 at the end of the second quarter.

•

Revenues increased by more than 4 percent, to $157.0 million for the second quarter of 2011, compared to $150.4 million for the same period in 2010. The Company re-franchised 13 stores between the second quarter of 2010 and the second quarter of 2011. Excluding company-owned stores for both periods, revenues grew approximately 6 percent.

•

Operating income was $61.8 million compared to $57.9 million for the second quarter of 2010, representing a 6.8 percent year-over-year increase. Operating income growth over the prior period was impacted by higher ice cream costs due to rising commodity prices.

•	Net income was $17.2 million compared to $17.3 million for the second quarter of 2010.

•	Adjusted net income* for the quarter was $24.7 million compared to $25.6 million for the second quarter of 2010.

The global system-wide sales growth for the second quarter was primarily attributable to Dunkin’ Donuts U.S. comparable store sales growth (which includes stores open 54 weeks or more), growth in Dunkin’ Donuts and Baskin-Robbins international sales, and global store development.

“Since the first of the year, we have significantly increased the strength of our balance sheet, and after the completion of our initial public offering, have reduced our annual interest expense by 50 percent to approximately $60 million through a combination of debt retirement, restructuring, and repricing. This financing activity resulted in non-recurring charges which impacted year-to-date net income,” said Chief Financial Officer Neil Moses. “The performance of the business in the second quarter demonstrates the strength of our business model and the integrity of our platform for future growth.”

“It’s an exciting time for Dunkin’ Brands as a new public company,” said Travis. “We are pleased with our second quarter results and look forward to sharing our longer term growth opportunities and financial goals in the near future.”

*

Adjusted net income is a non-GAAP measure reflecting net income adjusted for amortization of intangible assets, impairment charges, and loss on debt extinguishment and refinancing transactions, net of the tax impact of such adjustments.

###

Conference Call

As previously announced, Dunkin’ Brands will be holding a conference call today at 8:00 am ET hosted by Chief Executive Officer, Nigel Travis, and Chief Financial Officer, Neil Moses. The dial-in number is (866) 393-1607 or (914) 495-8556, conference number 82802192. Dunkin’ Brands will broadcast the conference call live over the Internet at http://investor.dunkinbrands.com. A replay of the conference call will be available on the Company’s website at http://investor.dunkinbrands.com.

The Company’s consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows and other additional information have been provided with this press release. This information should be reviewed in conjunction with this press release.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; changes in working relationship with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees’ relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and the other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; inability to recover our capital costs; changes in political, legal, economic or other factors in international markets; termination of a master franchise agreement or contracts with the U.S. military; currency exchange rates; the impact of food borne-illness or food safety issues or adverse public or medial opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; uncertainties relating to litigation; changes in regulatory requirements to our and our franchisees and licensees ability to comply with current or future regulatory requirements; review and audit of certain of our tax returns; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management’s analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on July 27, 2011. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures and Statistical Data

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided a non-GAAP measurement, adjusted net income, which presents operating results on a basis before certain adjustments. The Company uses adjusted net income as a key performance measure for the purpose of evaluating performance internally. We also believe adjusted net income provides our investors with useful information regarding our historical operating results. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Use of the term adjusted net income may differ from similar measures reported by other companies. Adjusted net income is reconciled from net income determined under GAAP in the attached table “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliation.”

Additionally, the Company has included metrics such as system-wide sales growth and comparable store sales growth, which are commonly used statistical measures in the quick-service restaurant industry and are important to understanding Company performance.

The Company uses “System-wide sales growth” to refer to the percentage change in sales at both franchisee- and company-owned restaurants from the comparable period of the prior year. Changes in system-wide sales are driven by changes in average comparable store sales and changes in the number of restaurants.

The Company uses “Consolidated US comparable store sales,” “DD domestic comparable store sales” and “BR domestic comparable store sales,” which are calculated by including only sales from franchisee- and company-owned restaurants that have been open at least 54 weeks and that have reported sales in the current and comparable prior year week.

About Dunkin’ Brands, Inc.

With more than 16,000 points of distribution in 56 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hardserve ice cream. At the end of 2010, Dunkin’ Brands’ nearly 100 percent franchised business model included 9,760 Dunkin’ Donuts restaurants and 6,433 Baskin-Robbins restaurants, and the company had system-wide sales of approximately $7.7 billion. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass. The Company’s website is located at www.dunkinbrands.com.

Contact(s):

Stacey Caravella (Investors)	Michelle King (Media)
Director, Investor Relations	Director, Global Media Relations
Dunkin’ Brands, Inc.	Dunkin’ Brands, Inc.
investor.relations@dunkinbrands.com	michelle.king@dunkinbrands.com
781-737-3200	781-737-5200

SEGMENT RESULTS

	Three months ended
	June 25,	June 26,	Increase (Decrease)
Dunkin’ Donuts U.S.	2011	2010	$/#	%
	($ in millions)
Systemwide sales growth				6.0%
Revenues	$107.4	$101.0	$6.4	6.3%
Segment profit	$82.6	$77.7	$4.9	6.4%
Points of distribution	6,838	6,641	197	3.0%
Gross openings	71	70	1	1.4%
Net openings	39	42	(3)	(7.1)%

	Three months ended
	June 25,	June 26,	Increase (Decrease)
Dunkin’ Donuts International	2011	2010	$/#	%
	($ in millions)
Systemwide sales				10.3%
Revenues	$3.8	$3.3	$0.6	17.3%
Segment profit	$3.2	$3.5	$(0.4)	(10.9)%
Points of distribution	3,029	2,883	146	5.1%
Gross openings	82	268	(186)	(69.4)%
Net openings	23	198	(175)	(88.4)%

	Three months ended
	June 25,	June 26,	Increase (Decrease)
Baskin Robbins U.S.	2011	2010	$/#	%
	($ in millions)
Systemwide sales				(5.1)%
Revenues	$12.4	$13.1	$(0.8)	(5.8)%
Segment profit	$6.9	$9.4	$(2.5)	(26.3)%
Points of distribution	2,510	2,572	(62)	(2.4)%
Gross openings	13	16	(3)	(18.8)%
Net closings	(13)	—	(13)	n/a

	Three months ended
	June 25,	June 26,	Increase (Decrease)
Baskin Robbins International	2011	2010	$/#	%
	($ in millions)
Systemwide sales				15.3%
Revenues	$27.4	$25.4	$2.0	8.0%
Segment profit	$10.5	$12.4	$(2.0)	(16.0)%
Points of distribution	4,050	3,737	313	8.4%
Gross openings	148	125	23	18.4%
Net openings	91	87	4	4.6%

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
		(As Adjusted)		(As Adjusted)

Revenues:
Franchise fees and royalty income	$98,139	90,730	184,098	170,895
Rental income	24,143	24,316	46,274	46,432
Sales of ice cream products	25,225	23,908	47,941	41,701
Other revenues	9,465	11,462	17,872	18,800

Total revenues	156,972	150,416	296,185	277,828

Operating costs and expenses:
Occupancy expenses—franchised restaurants	12,917	12,334	25,205	26,490
Cost of ice cream products	18,696	15,927	33,820	28,149
General and administrative expenses, net	54,057	52,618	107,943	103,863
Depreciation and amortization	13,119	15,169	26,327	30,501
Impairment charges	404	1,276	1,057	2,690

Total operating costs and expenses	99,193	97,324	194,352	191,693
Equity in net income of joint ventures	4,015	4,794	4,797	8,436

Operating income	61,794	57,886	106,630	94,571

Other income (expense):
Interest income	150	15	265	86
Interest expense	(28,958)	(27,482)	(62,840)	(55,073)
Loss on debt extinguishment and refinancing transactions	(5,165)	(3,693)	(16,172)	(3,693)
Other gains, net	(64)	(274)	412	(29)

Total other expense	(34,037)	(31,434)	(78,335)	(58,709)

Income before income taxes	27,757	26,452	28,295	35,862
Provision for income taxes	10,595	9,115	12,856	12,587

Net income	$17,162	17,337	15,439	23,275

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 25, 2011	December 25, 2010
Assets

Current assets:
Cash and cash equivalents	$145,614	134,100
Accounts, notes, and other receivable, net	53,688	79,943
Other current assets	65,727	70,334

Total current assets	265,029	284,377

Property and equipment, net	187,981	193,273
Investments in joint ventures	177,224	169,276
Goodwill and other intangible assets, net	2,410,206	2,424,312
Other assets	83,895	76,050

Total assets	$3,124,335	3,147,288

Liabilities, Common Stock, and Stockholders’ Equity (Deficit)

Current liabilities:
Current portion of long-term debt	$14,965	12,500
Accounts payable	11,510	9,822
Other current liabilities	224,866	258,233

Total current liabilities	251,341	280,555

Long-term debt, net	1,845,539	1,847,016
Deferred income taxes, net	568,053	586,337
Other long-term liabilities	126,240	127,139

Total long-term liabilities	2,539,832	2,560,492

Common stock, Class L*	881,054	840,582

Stockholders’ equity (deficit):

Total stockholders’ equity (deficit)*	(547,892)	(534,341)

Total liabilities, common stock, and stockholders’ equity (deficit)	$3,124,335	3,147,288

*	Prior to filing a registration statement with the Securities and Exchange Commission (“SEC”) related to our initial public offering, Class L common stock was classified within stockholders’ equity (deficit). In order to comply with SEC requirements as a public company, we reclassified Class L common stock outside of permanent equity for all periods presented. For further discussion on Class L common stock, see the consolidated financial statements and notes thereto for the fiscal year ended December 25, 2010, included in the Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the SEC on July 27, 2011.

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended
	June 25, 2011	June 26, 2010

Cash flows from operating activities:
Net income	$15,439	23,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,327	30,501
Loss on debt extinguishment and refinancing transactions	16,172	3,693
Deferred income taxes	726	(5,644)
Equity in net income of joint ventures	(4,797)	(8,436)
Dividends received from joint ventures	5,237	4,869
Other non-cash adjustments, net	2,714	5,555
Change in operating assets and liabilities:
Restricted cash	—	11,193
Accounts, notes, and other receivables, net	26,567	17,867
Other current liabilities	(48,764)	(44,062)
Liabilities of advertising funds, net	(1,801)	2,341
Other, net	675	8,366

Net cash provided by operating activities	38,495	49,518

Cash flows from investing activities:
Additions to property and equipment	(9,136)	(7,371)
Other, net	913	—

Net cash used in investing activities	(8,223)	(7,371)

Cash flows from financing activities:
Repayment of long-term debt, net	(4,750)	(100,765)
Proceeds from short-term debt	—	27,501
Proceeds from issuance of common stock	3,213	—
Repurchases of common stock	(286)	(3,114)
Deferred financing and other debt-related costs	(16,951)	—
Change in restricted cash	73	748
Other, net	(92)	(142)

Net cash used in financing activities	(18,793)	(75,772)

Effect of exchange rates on cash and cash equivalents	35	(20)

Increase (decrease) in cash and cash equivalents	11,514	(33,645)

Cash and cash equivalents, beginning of period	134,100	53,210

Cash and cash equivalents, end of period	$145,614	19,565

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Non-GAAP Reconciliation

(In thousands)

	Three months ended		Six months ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
Net income	$17,162	17,337	$15,439	23,275
Adjustments:
Amortization of intangible assets	7,023	8,730	14,105	17,553
Impairment charges	404	1,276	1,057	2,690
Loss on debt extinguishment and refinancing transactions	5,165	3,693	16,172	3,693
Tax impact of adjustments (a)	(5,037)	(5,480)	(12,534)	(9,574)

Adjusted net income	$24,717	25,556	$34,239	37,637

(a)	Tax impact of adjustments calculated at a 40% effective tax rate for each period presented.